AMENDED AND RESTATED

              MAUI LAND & PINEAPPLE COMPANY, INC.

             CHANGE-IN-CONTROL SEVERANCE AGREEMENT

                       (Vice Presidents)

Warren A. Suzuki, Vice President/Land Management & Development

ARTICLE I.  ESTABLISHMENT AND PURPOSE.

     1.1 Effective Date. This Amended and Restated Change-in-Control Severance Agreement (the "Agreement") is made and entered into and is effective as of the 16th day of March, 1999 ("Effective Date"), by and between Maui Land & Pineapple Company, Inc. ("ML&P"), a Hawaii corporation, and Warren A. Suzuki ("Executive"). This Agreement shall supersede and replace any prior severance agreement entered into between ML&P and the Executive.

     1.2  Term of the Agreement.

          a. The Agreement shall commence as of the Effective Date written above, and shall continue until terminated in accordance with this paragraph 1.2. This Agreement may be terminated by the Board of Directors of ML&P (the "Board") upon one hundred eighty (180) days advance written notice to the Executive; provided, however, that the Board may not terminate this Agreement (i) after the occurrence of a Change in Control or (ii) during the respective periods set forth in Section 1.2.c or 1.2.d below.

          b.   In the event that a Change in Control, as defined in
            Section 2.1 herein, occurs during the term of this Agreement, this Agreement shall remain irrevocably in effect for the greater of twenty-four (24) months from the date of such Change in Control, or until all benefits have been paid to the Executive hereunder.

          c. In the event that the Board has knowledge that a third party has taken steps reasonably calculated to effect a Change in Control, including, but not limited to the commencement of a tender offer for the voting stock of ML&P, or the circulation of a proxy to ML&P's shareholders, then the Board shall not be permitted thereafter to exercise the termination right provided by Section 1.2.a unless and until the Board, in good faith, has determined that such third party has fully abandoned or terminated its effort to effect a Change in Control.

          d. In the event that the Board approves in principle one or more transactions the implementation of which would result in a Change in Control, then the Board shall not be permitted thereafter to exercise the termination right provided by
            Section 1.2.a unless and until the Board, in good faith, has determined to fully abandon and terminate all efforts by ML&P or its Subsidiaries to implement such transactions.

     1.3 Purpose of the Agreement. The purpose of this Agreement is to advance the interests of ML&P and its Subsidiaries by assuring that ML&P and its Subsidiaries shall have the continued employment and dedication of the Executive and the availability of his advice and counsel in the event that an acquisition or Change in Control occurs. This Agreement shall also assure the Executive of equitable treatment during the period of uncertainty that surrounds an acquisition or Change in Control, and allow the Executive to act at all times in the best interest of ML&P and its shareholders.

     1.4 Contractual Right to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits which he or she is entitled hereunder, enforceable by the Executive against ML&P or any Successor Employer that assumes this Agreement. However, nothing herein shall require ML&P or any such Successor Employer to segregate, earmark, or otherwise set aside any funds or other assets to provide for any payments hereunder.

     1.5 Legal Status. This Agreement shall be considered an unfunded agreement to provide welfare benefits to a select group of management or highly compensated employees and is therefore intended to be a "top-hat" plan exempt from the requirements of the provisions of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").




ARTICLE II.  DEFINITIONS AND CONSTRUCTION.

     2.1 Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.

          a. "Base Salary" means Executive's annualized salary, which includes all regular basic wages before reduction for any amounts deferred on a tax-qualified or nonqualified basis, payable in cash to Executive for services rendered during the Year. Base Salary shall exclude bonuses, incentive compensation, special fees or awards, commissions, allowances, or any other form of premium or incentive pay, or amounts properly designated by Employer as payment toward or reimbursement of expenses.

          b. "Beneficial Owner" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          c. "Beneficiary" with respect to Executive means the persons or entities designated or deemed designated by the Executive pursuant to Section 8.2 herein.

          d.   "Board" means the Board of Directors of ML&P.

          e. "Change in Control" means one or more of the following occurrences with respect to ML&P or a Subsidiary:

               (1)  Any Person, including a "group" as defined in Section 13
          (d)(3) of the Exchange Act, who is not at the date of this Agreement the beneficial owner of shares of the given entity having 25% or more of the total number of votes that may be cast for the election of Directors of such entity, becomes the beneficial owner (including acquisition of beneficial ownership resulting from formation of a "group") of shares of such entity having 25% or more of such voting power;

               (2)  Any Person, including a "group" as defined in
          Section 13(d)(3) of the Exchange Act, who is not at the date of this Agreement the beneficial owner of shares of a given entity having 50% or more of the total number of votes that may be cast for the election of Directors of such entity, becomes the beneficial owner (including acquisition of beneficial ownership resulting from formation of a "group") of shares of such entity having 50% or more of such voting power;

               (3) As the result of, or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the Persons who were Directors of the given entity before the transaction shall cease to constitute a majority of the Board of Directors of such entity or any successor to such entity;

               (4) A merger or consolidation of the given entity in which the surviving entity is neither ML&P nor a direct or indirect wholly owned subsidiary of ML&P; or

               (5) The sale, transfer, or other disposition of all or substantially all of the assets of the given entity (and for this purpose, the term "substantially all" shall mean assets having a fair market value, whether or not realized in the transaction, that is 50% or more of the aggregate fair market value of all assets of such entity); and, in addition, in the case of a Subsidiary, the sale, transfer or other disposition (other than to an entity that is before and following such transaction a direct or indirect wholly owned subsidiary of M&LP) of securities that immediately prior to such transaction constituted 50% or more of such Subsidiary's outstanding voting securities.

               (6) A spin-off, split-off, split-up or similar divisive reorganization affecting ML&P and/or its Subsidiaries.

          f. "Committee" means the Compensation Committee of the Board of Directors of ML&P or any other committee appointed by the Board to administer this Agreement; provided that following a Change in Control "Committee" shall mean the Persons who constituted the Committee immediately prior to the Change in Control.

          g. "Disability" means a physical or mental condition which renders Executive unable to discharge his normal work responsibility with Employer and which, in the opinion of a licensed physician selected by the Executive, subject to reasonable approval by the Committee based upon sufficient medical evidence, can be reasonably expected to continue for a period of at least one full calendar year. If Executive fails to select a physician within ten (10) business days of a written request made by Employer, then Employer may select a physician for purposes of this paragraph.

          h.   "Effective Date" has the meaning set forth in Section 1.1.

          i. "Effective Date of Termination" means the date on which a Qualifying Termination occurs.

          j. "Employer" means ML&P, or any Successor Employer that has assumed this Agreement pursuant to Section 8.1.a.

          k. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

          l. "Expiration Date" means the date the Agreement terminates, as provided in Section 1.2 herein.

          m. "Just Cause" means the basis for a termination of Executive's employment for which no Severance Benefits are payable hereunder, as provided in Article IV herein.

          n. "ML&P" means Maui Land & Pineapple Company, Inc., a Hawaii corporation.

          o. "Normal Retirement Date" shall mean the date on which the Executive attains age 65.

          p.   "Person" shall have the meaning ascribed to such terms in
            Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined and used in
            Section 13(d) and Regulation 13D thereunder; provided that for purposes of Section 2.1(e) "Person" shall not include any entity that is a direct or indirect wholly owned subsidiary of ML&P.

          q. "Qualifying Termination" means a termination of the Executive's employment as described in Section 3.2 herein.

          r. "Severancee Benefit" means the payment of severance compensation as provided in Article III herein.

          s. "Subsidiaries" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd. However, if the Executive is at the date of this Agreement the Vice President Retail Property for ML&P, the terms "Subsidiaries" or "Subsidiary" shall mean and be limited to Kaahumanu Center Associates ("KCA").

          t.   "Successor Employer" means an entity that becomes
            Executive's employer in connection with a Change in Control and which following such Change in Control does not control, and is not controlled by or under common control with, ML&P.

          u. "Year" means the consecutive 12-month period beginning each January 1 and ending December 31.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

     2.4 Modification. No express provisions of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to by the Executive in writing and approved by Employer's board of directors.

     2.5 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Hawaii shall be the controlling law in all matters relating to the Agreement without regard to the conflicts of law principles in such laws.

ARTICLE III.  SEVERANCE BENEFITS.

     3.1 Right to Severance Benefits. The Executive shall be entitled to receive Severance Benefits as described in Section
3.4 herein, if there has been a Change in Control as defined in
Section 2.1(e) herein, and if, within twenty-four (24) months thereafter, the Executive's employment shall end for any reason specified in Section 3.2 herein as being a Qualifying Termination. The Executive shall not be entitled to receive Severance Benefits if the Executive's employment is involuntarily terminated for Just Cause, as provided under
Article IV herein, or if the Executive's employment terminates due to death or Disability.

     3.2 Qualifying Termination. The occurrence of any one or more of the following events within twenty-four (24) calendar months after a Change in Control shall entitle the Executive to the payment of Severance Benefits, as provided under Section
3.4 herein:

          a. Involuntary termination of the Executive's employment without Just Cause (as defined in Article IV herein) (other than a merely technical termination arising from a good faith reassignment in connection with a Change in Control of officers and employees of ML&P and/or its Subsidiaries and following which Executive remains an employee of (i) ML&P or a Subsidiary that continues thereafter to be wholly owned by ML&P [or in the case Executive as of the date of this Agreement is the Vice President Retail Property for ML&P, if following such reassignment the Executive remains an employee (x) of ML&P or
            (y) of Maui Pineapple Company, Ltd. or Kapalua Land Company, Ltd. (provided such employer continues following such Change in Control be wholly owned by ML&P) or (z) of KCA (provided ML&P remains the sole general partner of KCA following such Change In Control] or (ii) a Successor Employer that has assumed ML&P's obligations under this Agreement in accordance with
            Section 8.1.a); or

          b. The Executive's voluntary employment termination for Good Reason (as defined by Section 3.3 herein).

     3.3 Definition of Good Reason. "Good Reason" means, without the Executive's express written consent, the occurrence after a Change in Control of any one or more of the following:

          a. The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles and reporting requirements) as an executive and/or officer of Employer, or a material reduction of the
            Executive's      authorities,      duties,       or
            responsibilities from those in effect as of  ninety
            (90)  days  prior to the Change in  Control,  other
            than an act that is remedied promptly after Employer's receipt of notice thereof given by the Executive (provided, however, that "Good Reason" shall not include the events described in the preceding portions of this paragraph (a) if the changes described therein have been approved by a majority of the Board of ML&P and also by a number of such directors who comprised at least a majority of the Board of ML&P 90 days prior to the Change In Control);

          b. Employer requiring the Executive to be based at a location in excess of seventy-five (75) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control, except for required travel on company business to an extent substantially consistent with the Executive's then present business travel obligations;

          c. A more than ten percent (10%) reduction of the Executive's annual rate of Base Salary in effect as of ninety (90) days prior to the Change in Control;


          d. The failure to continue in effect any of ML&P's or its Subsidiaries' annual incentive compensation plans, or employee benefit or retirement plans, policies, practices, or similar compensatory arrangements in which the Executive participated as of the 180th day preceding the Change in Control (unless such failure to continue the plan, policy, practice or arrangement pertains generally to all plan participants) or the failure to continue the Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants; provided, however, that this Section 3.3.d shall not apply in the case of a Change in Control described in Section 2.1.e (6) if:
            (a) Executive's employer thereafter is ML&P or a wholly owned Subsidiary thereof (or, if the Executive is Vice President Retail Property of ML&P, such employer is KCA and ML&P remains the sole general partner of KCA), or a Successor Employer that has in accordance with Section 8.1 expressly assumed this Agreement; (b) a failure to continue the plan, policy, practice or arrangement or Executive's participation therein pertains generally to all participants employed by such employer; and
            (c) the aggregate annualized value to Executive of benefits provided under all of such employer's incentive compensation plans, other employee benefit or retirement plans, policies, practices, or similar compensatory arrangements (excluding any costs incurred in connection with this Agreement) is at least 90% of the value to Executive of benefits so provided by ML&P and its Subsidiaries for the last Year ended prior to the Change in Control.

          e. The failure of ML&P to obtain an agreement from any Successor Employer (as contemplated by Article VIII) to assume this Agreement and to perform ML&P's obligations to Executive hereunder.

          f. A material breach of obligations to Executive under this Agreement by ML&P, or by a Successor Employer that has assumed this Agreement, if such breach has not been cured to the reasonable satisfaction of Executive within thirty (30) days following delivery of written notice thereof by Executive to the breaching party.

     3.4  Description of Severance Benefits.  In the event that
Executive becomes entitled to receive Severance Benefits, as provided in Section 3.1 herein, ML&P shall pay to the Executive and provide him with the following:

          a. An amount equal to 2.00 times the Executive's annual rate of Base Salary in effect upon the Effective Date of Termination (or, if greater, 2.00 times the Executive's annual rate of Base Salary in effect ninety (90) days prior to the Change in Control); and

          b. A payout under the ML&P Annual Incentive Plan, or any similar plan Employer maintains, or is obligated by Section 3.3.d to provide, in accordance with the terms of such plan; and

          c. A continuation of all welfare benefits at normal employee cost including medical and dental insurance, long-term disability, group term life insurance, and accidental death & dismemberment insurance for two (2) full years from the Effective Date of Termination or until the Executive reaches his Normal Retirement Date, whichever occurs earlier. In the event that participation in any one or more of the welfare benefits is not possible under the terms of the governing welfare benefit provisions or due to the modification or elimination of the welfare benefits, Employer shall provide substantially identical welfare benefits at the normal employee cost of the affected welfare benefits. However, these benefits shall be discontinued prior to the end of the two (2) years in the event the Executive receives substantially similar benefits from a subsequent employer, as determined by the Committee.
            The right of the Executive and his spouse and other dependents to continued group health coverage under Section 4980B of the Internal Revenue Code of 1986, as amended ("Code"), shall commence at the end of the applicable Severance Benefits period. Unless otherwise provided under this Agreement, the applicable Severance Benefits period shall be treated as if it were a period of employment with ML&P or its Subsidiaries (or, if Executive so elects, with any Successor Employer) for purposes of determining rights and benefits under any retirement plan or other plan or program and shall be treated as a period of covered employment under such plan or other plan or program if the Executive was in covered employment immediately prior to the Change in Control, provided that, if such treatment is not possible under the terms of such plan or other plan or program, Employer shall directly provide substantially identical benefits attributable to the crediting of the Severance Benefits period.

     3.5 Reduction of Severance Benefits. In the event there are fewer than twenty-four (24) whole or partial months remaining from the Executive's Effective Date of Termination until the Executive's Normal Retirement Date, then the amounts provided for under Section 3.4.a above shall be reduced by a fraction, the numerator of which shall be the number of whole or partial months remaining until the Executive's Normal Retirement Date, and the denominator of which shall be twenty-four (24).

     3.6 Special Retirement Benefits. The Executive shall receive special retirement benefits as provided below, so that the total retirement benefits that the Executive receives will equal the retirement benefits that the Executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees ("Retirement Plan"), Supplemental Executive Retirement Plan, and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan (collectively, "Plans"), under the terms thereof that existed ninety (90) days prior to the Change in Control, had the Executive continued in the employ of ML&P and its Subsidiaries for two (2) years following the Executive's Effective Date of Termination (or until his Normal Retirement Date, whichever is earlier) but without regard to any ancillary benefits. The amount of special retirement benefits payable hereunder to the Executive or his beneficiaries shall equal the excess of the amount specified in (a) over the amount specified in (b) below.

          a. The total retirement benefits on an actuarial equivalent single-life basis would be paid to the Executive if the two (2) years (or the period to his Normal Retirement Date, if less) following the Executive's Effective Date of Termination are added to his credited service under the Plans.

          b. The total retirement benefits actually paid on an actuarial equivalent single-life basis to the Executive.

            Such special retirement benefits shall be paid at the same time and in the same form (e.g., actuarial equivalent single-life or contingent annuitant basis) as was required with respect to the Executive's retirement benefits under the Plans. The special retirement benefits shall be paid by the Plans or, if the terms of such Plans do not provide for such benefits, the special retirement benefits shall be paid directly by Employer. The actuarial equivalent of special retirement benefits shall be determined in accordance with the factors provided under the Retirement Plan.

     3.7 Outplacement Services. In the event that the Executive becomes entitled to receive Severance Benefits as provided in Section 3.1 herein, the Executive shall be entitled, at the expense of Employer, to receive standard outplacement services as selected by the Executive, for a period of up to twenty-four (24) months from the Effective Date of Termination. However, such services shall not exceed a maximum annual benefit of ten percent (10%) of the Executive's annual rate of Base Salary in effect ninety (90) days prior to the Change in Control.

     3.8 Incentive Compensation. In the event that the Executive becomes entitled to receive Severance Benefits as provided in Section 3.1 herein, any deferred awards previously granted to the Executive under ML&P's or its Subsidiaries' or any Successor Employer's incentive compensation plans and not previously paid to the Executive shall immediately vest on the date of the Executive's Effective Date of Termination and shall be paid no later than ninety (90) calendar days following that date, and be included as compensation in the month paid.

ARTICLE IV.  DISQUALIFICATION FROM RECEIPT OF BENEFITS.

          No Severance Benefits shall be payable to the Executive under this Agreement in the event the Executive is terminated by Employer for Just Cause. For this purpose, Just Cause shall mean willful, malicious conduct by the Executive which is detrimental to the best interests of Employer, including theft, embezzlement, the conviction of a criminal act, disclosure of trade secrets, a gross dereliction of duty, or other grave misconduct on the part of the Executive which is substantially injurious to Employer. Just Cause also shall include a material breach by the Executive of any of his covenants under this Agreement, if such breach has not been cured to the reasonable satisfaction of Employer within thirty
(30) days following written notice thereof by Employer to the Executive.

ARTICLE V.  FORM AND TIMING OF SEVERANCE BENEFITS.

      5.1 Form and Timing of Severance Benefits. The Severance Benefits described in Sections 3.4.a, 3.4.b and 3.8 herein shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Executive's Effective Date of Termination, but in no event beyond ninety (90) calendar days from such date.

          The Severance Benefits described in Section 3.4.c herein shall be provided to the Executive immediately upon the Executive's Effective Date of Termination and shall continue to be provided for two (2) full calendar years from the
Executive's Effective Date of Termination or until the Executive reaches his Normal Retirement date, whichever occurs earlier. However, the Severance Benefits described in Section 3.4.c herein shall be discontinued prior to the end of the two
(2) year period immediately upon the Executive receiving substantially similar benefits from a subsequent employer, as determined by the Committee.

      5.2 Withholding of Taxes. Employer shall withhold from any amounts payable under this Agreement all Federal, state, city or other taxes as legally shall be required.

ARTICLE VI.  PARACHUTE PAYMENTS.

     6.1 Determination of Alternative Severance Benefit Limit. Notwithstanding any other provision of this Agreement, if any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with, or plan of, Employer (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code, or which Employer may pay without loss of deduction under Section 280G(a) of the Code. However, such reduction in Severance Benefits shall apply if, and only if, the resulting Severance Benefits with such reduction is greater in value to the Executive than the value of the Severance Benefits without a reduction, net of any tax imposed on the Executive pursuant to
Section 4999 of the Code. For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to such terms in Section 280G of the Code, and such "parachute payments" shall be valued as provided therein.

     6.2 Procedure for Establishing Alternative Limitation. Within fifteen (15) calendar days following delivery of the notice of Qualifying Termination or notice by Employer to the Executive of its belief that there is a payment or benefit due the Executive which will result in an "excess parachute payment" as defined in Section 280G of the Code, the Executive and such Employer, at Employer's expense, shall obtain the opinion of such Employer's principal outside law firm, accounting firm, and/or compensation and benefits consulting firm, which sets forth: (a) the amount of the Executive's "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Code); (b) the present value of the Total Payments; and (c) the amount and present value of any "excess parachute payment."

          In the event that such opinion determines that there would be an "excess parachute payment," such that a reduction in the Severance Benefits would result in a greater net benefit to the Executive (as provided in Section 6.1 herein), then the Severance Benefits hereunder or any other payment determined under the opinion to be includible in Total Payments shall be reduced or eliminated so that, on the basis of calculations set forth in such opinion, there will be no "excess parachute payment". The reduction or elimination of specific payments shall apply to such type and amount of specific payments as may be designated by the Executive in writing delivered to Employer within ten (10) calendar days of receipt of the opinion, or if the Executive fails to so notify such Employer, as may be reasonably determined by it.

          The provisions of this Section 6.2, including the calculations, notices, and opinion provided herein, shall be based upon the conclusive presumption that the following amounts are reasonable: (a) the compensation and benefits provided for in Article III herein; and (b) any other compensation earned prior to the Effective Date of Termination by the Executive pursuant to ML&P's and any Successor Employer's compensation programs (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control).

     6.3 Subsequent Imposition of Excise Tax. If, notwithstanding compliance with the provisions of Sections 6.1 and 6.2 herein, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of the Total Payments is considered to be a "parachute payment", subject to excise tax under Section 4999 of the Code, which was not contemplated to be a "parachute payment" at the time of payment (so as to accurately determine whether a limitation should have been applied to the Total Payments to maximize the net benefit to the Executive, as provided in Sections 6.1 and 6.2 herein), the Executive shall be entitled to receive a lump sum cash payment sufficient to place the Executive in the same net after-tax position, computed by using the "Special Tax Rate" as such term is defined below, that the Executive would have been in had such payment not been subject to such excise tax, and had the Executive not incurred any interest charges or penalties with respect to the imposition of such excise tax. For purposes of this Agreement, the "Special Tax Rate" shall be the highest effective Federal and state marginal tax rates applicable to the Executive in the year in which the payment contemplated under this Section 6.3 is made.

ARTICLE VII.  OTHER RIGHTS AND BENEFITS NOT AFFECTED.

     7.1 Other Benefits. Neither the provisions of this Agreement nor the Severance Benefits provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Executive's rights as an employee of ML&P or its Subsidiaries or a Successor Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement, or other plan or arrangement.

     7.2    Employment   Status.   This  Agreement   does   not
constitute a contract of employment or impose on ML&P or its Subsidiaries or any Successor Employer any obligation to retain the Executive as an employee, to change the status of the Executive's employment, or to change such entity's policies regarding termination of employment.

ARTICLE VIII.  SUCCESSORS.

     8.1  Successors.

          a. This Agreement shall be binding upon ML&P, any Successor Employer that has assumed this Agreement, and their respective successors and assigns. ML&P shall require any Successor Employer to expressly assume and agree to perform this Agreement and all of ML&P's obligations hereunder. Failure of ML&P to obtain such assumption and agreement prior to the effectiveness of any Change in Control that results in a transfer of Executive's employment to a Successor Employer shall constitute Good Reason for voluntary termination of employment by Executive, pursuant to Sections 3.2 and 3.3 hereof.

          b.         If  in  connection with and prior  to  the
          effectiveness of a Change in Control a Successor Employer has assumed this Agreement in accordance with Section 8.1.a, then following such Change in Control neither ML&P, nor any successor to it that does not directly or indirectly control and is not directly or indirectly controlled by or under common control with, such Successor Employer, shall have any further liability or obligation hereunder. For purposes of the foregoing and the definition of "Successor Employer" in Section 2.1, "control" (including the terms controlling, controlled by and under common control with) shall have the meaning set forth in Rule 405 under the Securities Act of 1933 (17 CFR 230.405).

          c. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

     8.2 Beneficiaries. In the event of the death of the Executive, all unpaid amounts payable to the Executive under this Agreement shall be paid to his or her Beneficiary. The Executive's spouse and other dependents shall continue to be covered by all applicable welfare benefits during the remainder of the Severance Benefits period, if any, pursuant to
Section 3.4.c (unless payments at death are specified by the applicable welfare benefits provisions). The Beneficiary of the Executive's Severance Benefits under this Agreement shall be designated by the Executive in the form of a signed writing acceptable to the Committee. The Executive may make or change such designation at any time.

ARTICLE IX.  ADMINISTRATION.

     9.1 Administration. The Compensation Committee shall administer this Agreement. The Committee is authorized, prior to occurrence of a Change in Control, to interpret this Agreement, to prescribe and rescind rules and regulations, to provide conditions and assurances deemed necessary and advisable, to protect the interest of ML&P or its Subsidiaries, and to make all other determinations necessary or advisable for the Agreement's administration. In fulfilling its administrative duties hereunder, the Committee may rely on outside counsel, independent accountants, or other consultants to render advice or assistance.

     9.2 Indemnification and Exculpation. The members of the Board, its agents and officers, directors and employees of ML&P and its Subsidiaries shall be indemnified and held harmless by ML&P and its Subsidiaries against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Agreement and against and from any and all amounts paid by them in settlement (with ML&P's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

     9.3 Legal Fees. ML&P (or, if applicable, any Successor Employer that has assumed the Agreement) shall pay all reasonable legal fees, costs of litigation and other expenses incurred in good faith by the Executive as a result of its refusal to provide the Severance Benefits which it is obligated to provide to Executive under this Agreement, or as a result of ML&P or such Successor Employer contesting the validity, enforceability or interpretation of the Agreement; provided, however, that such payments shall not exceed the amount permitted by law.

          IN WITNESS WHEREOF, ML&P has caused this Agreement to be executed as of the day and year first above written.

                            MAUI LAND & PINEAPPLE COMPANY, INC.


                            By        /S/ GARY L. GIFFORD
                                  Its President


                                   /S/ WARREN A. SUZUKI
                            Warren A. Suzuki, "Executive"

ATTEST:

/S/ J. SUSAN CORLEY